UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2012

First Trinity Financial Corporation
(Exact name of registrant as specified in its charter)

Oklahoma	000-52613	34-1001436
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7633 E 63rd Place, Suite 230, Tulsa, Oklahoma	74133
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(918) 249-2438

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

Amendment to an Existing Employment Agreement

On October 8, 2012, First Trinity Financial Corporation amended the existing employment agreement of its Chairman and Chief Executive Officer, Gregg E. Zahn.  For additional information related to Amendment to an existing Employment agreement, see item 5.02 which is being filed with this Current Report on Form 8-K.

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

On October 8, 2012, First Trinity Financial Corporation (the “Company”) amended the Existing Employment Agreement (the “Amendment”) of Gregg E. Zahn, the Company’s Chairman and Chief Executive Officer.

The Amendment reflects the changes to the terms and conditions of Mr. Zahn’s existing employment agreement originated on June 7, 2010, as reported in Form 8-K filed on June 11, 2010.  The Employment Agreement, prior to the Amendment, was effective January 1, 2010 for a thirty-six month term through December 31, 2013 and automatically extends each subsequent January 1 for successive one-year terms unless that Agreement is terminated.  That agreement was previously amended on December 8, 2011, as reported in Form 8-K filed on December 13, 2011.  That amendment provided that Mr. Zahn’s annual salary was increased to $275,000 (retroactive to August 1, 2011) and increased to $300,000 when the Company’s assets exceed $100.0 million.

This amendment dated October 8, 2012, provides for the following:

1.	The definition of “Cause” is changed to add Chairman of the Board of Directors in defining termination for cause.
2.	The definition of “Termination Date” is changed to clarify the definition, no change from the original intent.
3.
“Time” is changed to permit Mr. Zahn to be a director or hold any other office or position, participate in, invest in and acquire interests in a company in which the Company or its subsidiaries have a financial interest.

4.	Reflects the change in salary to $25,000 per month and increases the auto allowance to $1,100 per month.
5.	Provides for adding a section (“Termination by Change in Control”) and defines a lump sum severance benefit equal to 2.99 times the employee’s current annual compensation.
6.	Defines a lump sum severance benefit equal to 2.99 times the employees current annual compensation.
7.
Provides “Termination by Change in Control” to meet the Internal Revenue service guidelines for the severance payment “not” to be a “Golden Parachute” payment.  The lump sum severance payment will be equal to 2.99 times the Employee’s W’2 compensation averaged over the previous five years.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits

10.19	Amendment to Employee Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Trinity Financial Corporation

Date: October 10, 2012	By:	/s/ Gregg E. Zahn
	Name:	Gregg E. Zahn
	Title:	Chairman and Chief Executive Officer